UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 7, 2013

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Varick Street, New York, NY	10013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	212-231-2000

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 7, 2013, the Board of Directors of Inuvo, Inc. (the “Company”) appointed Mr. Patrick Terrell to serve on its Board of Directors.

Mr. Terrell is currently the managing member of both Terrell Group Management and PatRick Investments, LLC, private equity and real estate investment companies. He also serves on the boards of RS Medical, Routeware Inc, Skagit Garden and Aequitas Capital.  Mr. Terrell served as founder and CEO of Leading Technology, a $300 million per year manufacturer of personal computers. Additionally, he founded Byte Shops Northwest, which serviced personal computers, and grew to $50 million in annual revenues.

Mr. Terrell was appointed as a Class III Director of the Company to hold office until the 2014 annual meeting of stockholders or until his successor has been duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: January 7, 2013	By:	/s/ John Pisaris
Name: John Pisaris
Title: General Counsel

3